                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:
 X Preliminary Proxy Statement            Confidential, For Use of the
    Definitive Proxy Statement            Commission Only (as permitted by Rule
    Definitive Additional Materials       14a-6(e)(2))
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  X No fee required.
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

       Fee paid previously with preliminary materials

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           --------------------------

         Notice is hereby given that the annual meeting of shareholders of Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), will be held at The Bertram Inn & Conference Center, 600 North Aurora Road, Aurora, Ohio 44202-0870, on Tuesday, May 14, 2002, at 10:00 a.m., local time, for the following purposes:

                  1. To vote on a proposal to approve the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan.

                  2. To fix the number of directors at ten.

                  3. To elect ten directors, each to serve for a term of one year.

                  4. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on March 22, 2002 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                        By order of the Board of Directors,



                                        Joan U. Allgood
                                        Secretary


Dated: April __, 2002







        YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                 PROXY STATEMENT

WHY DID YOU SEND ME THIS PROXY STATEMENT?

         The Company sent you this proxy statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Shareholders. This proxy statement summarizes information you need to know to vote at the Annual Meeting. The Annual Meeting will be held at The Bertram Inn & Conference Center, 600 North Aurora Road, Aurora, Ohio 44202-0870, on Tuesday, May 14, 2002, at 10:00 a.m., local time. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

         The Company will begin sending this proxy statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on April __, 2002 to all shareholders entitled to vote. Shareholders who owned the Company's Common Shares at the close of business on March 22, 2002, the record date for the Annual Meeting, are entitled to vote. On that record date, there were _________ Common Shares outstanding. We are also sending the Company's 2001 Annual Report, which includes the Company's financial statements, with this proxy statement.

WHO IS SOLICITING MY PROXY?

         This solicitation of proxies is made by and on behalf of the Company's Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder at an estimated cost of $7,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to the solicitation of proxies by mail, Georgeson Shareholder and regular employees of the Company may solicit proxies by telephone or facsimile.

HOW MANY VOTES DO I HAVE?

         Each of the Company's Common Shares entitles you to one vote. The proxy card indicates the number of Common Shares that you owned on the record date.

         If written notice is given by any shareholder to the President or the Secretary of the Company at least 48 hours before the Annual Meeting that the shareholder desires that cumulative voting be used for the election of directors, and if an announcement of the giving of that notice is made when the Annual Meeting is convened by the President or the Secretary or by or on behalf of the shareholder giving that notice, each shareholder will have the right to cumulate the voting power which the shareholder possesses in the election of directors. Each shareholder will be able to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of the shareholder's Common Shares, or to distribute the shareholder's votes on the same principle among two or more candidates, as the shareholder sees fit.

         If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the Common Shares represented by proxies given to them in such fashion so as to elect as many of the nominees as possible.


HOW DO I VOTE BY PROXY?

         Whether or not you plan to attend the Annual Meeting, the Company urges you to complete, sign and date the enclosed proxy card and to return it in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting.

         If you properly complete your proxy card and send it to the Company in time to vote, your "proxy" (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors in favor of Proposals One and Two and to elect the directors listed in Proposal Three.

         If any other matter is presented, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, the Company is not aware of other matters to be acted on at the Annual Meeting other than those matters described in this proxy statement.



MAY I REVOKE MY PROXY?

         If you give a proxy, you may revoke it at any time before it is exercised by giving written notice to the Company at its principal executive offices located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, or by giving notice to the Company in open meeting. It is important to note that your presence at the Annual Meeting, without more, will not revoke your previously granted proxy.


WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL ASSUMING THAT A QUORUM IS PRESENT
AT THE ANNUAL MEETING?
PROPOSAL ONE: APPROVE THE 2002 DEVELOPERS              The affirmative vote of a majority of the votes cast
DIVERSIFIED REALTY CORPORATION EQUITY-BASED            is required for approval of this proposal.  If you
AWARD PLAN                                             do not provide instructions to your broker, your shares
                                                       will be counted as votes against Proposal One.


PROPOSAL TWO: FIX NUMBER OF DIRECTORS AT TEN           The affirmative vote of a majority of the issued and
                                                       outstanding common shares of the Company is required for
                                                       approval of this proposal.  If you do not provide
                                                       instructions to your broker, your shares will be counted
                                                       as votes against Proposal Two.

PROPOSAL THREE: ELECT DIRECTORS                        The nominees receiving the greatest number of
                                                       votes "FOR" election will be elected as directors.
                                                       If you do not vote for a particular nominee, or if
                                                       you indicate "Withhold Authority" for a
                                                       particular nominee on your proxy card, your
                                                       vote will not count either for or against the
                                                       nominee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of February 26, 2002, except as otherwise disclosed in the notes below, by (a) the Company's directors and director nominees, (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares based on a review of filings with the Securities and Exchange Commission, (c) the Company's Chief Executive Officer and the Company's other executive officers, including those named in the Summary Compensation Table, and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their respective names.


                                                                                              NUMBER OF
                                                                                            COMMON SHARES     PERCENTAGE
                                                                                         BENEFICIALLY OWNED    OWNERSHIP
                                                                                         ------------------    ---------

Bert L. and Iris S. Wolstein...................................................                4,398,490         7.0%
    34555 Chagrin Boulevard
    Moreland Hills, Ohio 44022
Cohen & Steers Capital Management, Inc. .......................................                4,112,050(1)       6.6
    757 Third Avenue
    New York, New York 10017
CRA Real Estate Securities, LP ................................................                3,250,460(2)       5.2
    259 N. Radnor-Chester Road, Suite 205
    Radnor, Pennsylvania
Scott A. Wolstein..............................................................                3,541,314(3)       5.6
James A. Schoff................................................................                  724,235(4)       1.2
David M. Jacobstein............................................................                  249,865(5)        *
Daniel B. Hurwitz..............................................................                  164,030(6)        *
Joan U. Allgood................................................................                  151,001(7)        *
William H. Schafer.............................................................                  189,842(8)        *
Eric M. Mallory................................................................                   36,758(9)        *
Joseph G. Padanilam............................................................                   16,646(10)       *
Richard E. Brown...............................................................                   23,457(11)       *
Albert T. Adams................................................................                   30,816(12)       *
Dean S. Adler..................................................................                   10,816(13)       *
Terrance R. Ahern..............................................................                    6,966(14)       *
Robert H. Gidel................................................................                    9,966(15)       *
William N. Hulett III..........................................................                   21,166(16)       *
Victor B. MacFarlane...........................................................                       -            *
Barry A. Sholem................................................................                   10,816(13)       *
All Current Executive Officers, Directors and Director
    Nominees as a Group (17 persons)...........................................                9,586,184          15.3%

--------------------------
*Less than 1%

(1) According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002, Cohen & Steers Capital Management, Inc. ("Cohen & Steers") a registered investment adviser, beneficially owned 4,112,050 of the common shares outstanding as of December 31, 2001. In that Schedule 13G Cohen & Steers disclosed that it has sole voting power over 3,706,650 of those common shares and shared dispositive power over 4,112,050 of those common shares.

(2) According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 22, 2002, CRA Real Estate Securities, L.P. ("CRA"), a registered investment adviser, beneficially owned 3,250,460 of the common shares outstanding. In that Schedule 13G CRA disclosed that it has sole voting power over 2,114,610 of those common shares, sole dispositive power over 3,179,560 of those common shares and shared dispositive power over 70,900 of those common shares.

(3) Includes 2,221,768 common shares subject to options currently exercisable or exercisable within 60 days.

(4) Includes the following common shares, beneficial ownership of which is disclaimed by Mr. Schoff: (a) 805 common shares owned by Mr. Schoff's daughter, (b) 1,997 common shares owned by Mr. Schoff's son, (c) 816 common shares owned by an individual retirement account held by Mr. Schoff's wife, and (d) 2,000 common shares owned by a partnership in which Mr. Schoff owns a one-half interest. Includes 173,073 common shares subject to options currently exercisable or exercisable within 60 days.

(5) Includes 300 common shares held in a custodial account for the benefit of Mr. Jacobstein's nephew and 226,906 common shares subject to options currently exercisable or exercisable within 60 days.

(6) Includes 149,892 common shares subject to options currently exercisable or exercisable within 60 days.

(7) Includes 2,000 common shares owned by Mrs. Allgood's husband, beneficial ownership of which is disclaimed by Mrs. Allgood. Includes 80,743 common shares subject to options currently exercisable or exercisable within 60 days.

(8) Includes the following common shares, beneficial ownership of which is disclaimed by Mr. Schafer: (a) 100 common shares owned by Mr. Schafer's father and (b) 100 common shares owned by Mr. Schafer's father-in-law. Includes 135,296 common shares subject to options currently exercisable or exercisable within 60 days.

(9) Includes 1,900 common shares held in custodial accounts for Mr. Mallory's two children and 19,472 common shares subject to options currently exercisable or exercisable within 60 days.

(10) Includes 12,993 common shares subject to options currently exercisable or exercisable within 60 days.

(11) Includes 20,376 common shares subject to options currently exercisable or exercisable within 60 days.

(12) Includes 30,666 common shares subject to options currently exercisable or exercisable within 60 days.

(13) Includes 10,666 common shares subject to options currently exercisable or exercisable within 60 days.

(14) Includes 6,666 common shares subject to options currently exercisable or exercisable within 60 days.

(15) Includes 3,000 shares owned by a partnership in which Mr. Gidel and his wife have a one-half interest and 6,666 common shares subject to options currently exercisable or exercisable within 60 days.

(16) Includes 20,666 common shares subject to options currently exercisable or exercisable within 60 days.

  PROPOSAL ONE: TO APPROVE THE 2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION
                            EQUITY BASED AWARD PLAN.

GENERAL

         The 2002 Developers Diversified Realty Corporation Equity-Based Award Plan (the "Award Plan") was adopted by the Company's Board of Directors on February 28, 2002 subject to approval by the Company's shareholders. The description herein is a summary of the Award Plan and is subject to and qualified by the complete text of the Award Plan, which is included as Appendix A.

         Although shareholder approval of the Award Plan is not otherwise required, such approval is being sought in order that (i) the shares reserved for issuance under the Award Plan may be listed on the New York Stock Exchange pursuant to the rules of the exchange and (ii) compensation attributable to equity-based awards will qualify as performance-based compensation, which would exempt such grants from the limits on the deductibility contained in the Omnibus Budget Reconciliation Act of 1993 (the "Act") for federal income tax purposes of certain corporate payments to executive officers.

         The rules of the New York Stock Exchange require shareholder approval of an award plan if such plan will grant awards to directors and officers of a company.

         The Award Plan is also being submitted to the Company's shareholders, in part, pursuant to the requirements of the Act. The Act amended the Internal Revenue Code to limit to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of a public company (the "Deduction Limit"). The Deduction Limit, which was effective beginning in 1994, applies to compensation which does not qualify for any of the limited number of exceptions provided for in the Act ("Non-Qualified Compensation"). Under the Act, the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for "performance-based compensation." Compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid on account of the attainment of one or more performance goals if (i) the grant is made by a committee of directors which meets certain criteria, (ii) the plan under which the option is granted states a maximum number of options which may be granted to any individual during a specified period and (iii) the amount of compensation the individual could receive is based solely on the increase in the value of the Common Shares after the date of grant. It is the Company's intent to structure the Award Plan to satisfy the requirements for the performance-based compensation exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder to the extent practicable. As a consequence, the Board of Directors has directed that the Award Plan, as it applies to participants, be submitted to the Company shareholders for approval in accordance with the requirements for the performance-based compensation exception to the Deduction Limit. If the Award Plan is approved by shareholders, Awards granted to participants under the Award Plan will not be subject to the Deduction Limit. If shareholders fail to approve the Award Plan, it will continue in effect; however, compensation attributable to Stock Options granted pursuant to the Award Plan will be subject to the Deduction Limitation.

         The Award Plan provides for the grant to officers, other employees and directors of the Company of options to purchase Common Shares of the Company ("Stock Options"), rights to receive the appreciation in value of Common Shares ("Share Appreciation Rights"), awards of Common Shares subject to restrictions on transfer ("Restricted Shares"), awards of Common Shares issuable in the future upon satisfaction of certain conditions ("Deferred Shares"), rights to purchase Common Shares ("Share Purchase Rights"), and other awards based on Common Shares ("Other Share-Based Awards") (Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards are collectively referred to herein as "Awards"). Under the terms of the Award Plan, Awards may be granted with respect to an aggregate of not more than 3,100,000 Common Shares (approximately [4.8]% of the Common Shares outstanding), and no participant may receive Awards with respect to more than 500,000 Common Shares during any calendar year, subject to adjustment as described below. The Common Shares reserved for issuance under the Award Plan are in addition to the ____________ Common Shares reserved for issuance under the 1998 Developers Diversified Realty Corporation Equity-Based Award Plan, the 1996 Developers Diversified Realty Corporation Equity-Based Award Plan and the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan. The closing price of the Common Shares on the New York Stock Exchange on March __, 2002 was $________. At that time, the aggregate market value of the 3,100,000 Common Shares proposed to be reserved for purposes of the Award Plan was $---------------.

         The purpose of the Award Plan is to enable the Company to attract, retain and reward employees and directors of the Company and strengthen the mutuality of interests between such employees and directors and the Company's shareholders, by offering such employees and directors equity or equity-based incentives. Currently, there are approximately ______ employees and nine directors eligible to participate in the Award Plan.

         The Award Plan is administered by the Granting Committee of the Company's Board of Directors (the "Committee"). The Committee consists of not less than three Board members, all of whom are Outside Directors (within the meaning set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")).

         The Committee has full power to interpret and administer the Award Plan and full authority to select participants to whom Awards will be granted and to determine the type and amount of Award(s) to be granted to each participant, the terms and conditions of Awards granted and the terms and conditions of the agreements evidencing Awards which will be entered into with participants. As to the selection and grant of Awards to participants who are not subject to Section 16(b), the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

         The Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the Award Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Award Plan and any Award issued under the Award Plan (and any agreements relating thereto); and otherwise to supervise the administration of the Award Plan.

TERMS OF STOCK OPTIONS

         The Committee may grant Stock Options that either (i) qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the Code, (ii) do not so qualify ("Non-Qualified Stock Options"), or (iii) both. To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Options will be evidenced by the execution of a Stock Option Agreement in the form approved by the Committee.

         The option price per Common Share under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the Common Shares at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the Common Shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date the option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         The Committee will determine the time or times at which, and the conditions under which, each Stock Option may be exercised. Generally, options will not be exercisable prior to six months following the date of grant. No Stock Options are transferable by the optionee other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic order,
(iii) to charitable organizations or (iv) with respect to Non-Qualified Stock Options, other limited transfers as permitted by the Committee, and all Stock Options are exercisable, during the optionee's lifetime, only by or on behalf of the optionee.

         Unless otherwise determined by the Committee at or after the time of grant, after any termination of employment by reason of disability or death, a Stock Option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of death or termination due to disability (one year in the case of Incentive Stock Options).

         Unless otherwise determined by the Committee at or after the time of grant, after any termination of employment by reason of retirement, a Stock Option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of retirement (three months in the case of Incentive Stock Options).

         Unless otherwise determined by the Committee at or after the time of grant, after any termination of employment for cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options may be exercised for a period of 30 days from the time of termination of employment for cause.

         Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, disability, retirement or for cause, all Stock Options shall terminate three months after the date employment terminates.

TERMS OF SHARE APPRECIATION RIGHTS

         The Committee shall determine the participants to whom and the time or times at which grants of Share Appreciation Rights ("SARs") will be made and the other terms and conditions thereof. Any SAR granted under the Award Plan shall be in such form as the Committee may from time to time approve. In the case of a Non-Qualified Stock Option, an SAR may be granted either at or after the time of the grant of the related Non-Qualified Stock Option. In the case of an Incentive Stock Option, an SAR may be granted in connection with the Incentive Stock

Option at the time the Incentive Stock Option is granted and exercised at such times and under such conditions as may be specified by the Committee in the participant's Stock Option Agreement.

         SARs generally entitle the holder to receive an amount in cash or Common Shares (as determined by the Committee) equal in value to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the per share exercise price of the related Stock Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR.

         Upon exercise of an SAR and surrender of the related portion of the underlying Stock Option, the related Stock Option is deemed to have been exercised. SARs will be exercisable only to the extent that the Stock Options to which they relate are exercisable; provided that an SAR granted to a participant who is subject to Section 16(b) will not be exercisable at any time prior to six months and one day from the date of grant, except in the event of death of the holder.

         SARs shall be transferable and exercisable to the same extent and under the same conditions as the underlying Stock Option.

TERMS OF AWARDS OF RESTRICTED SHARES

         The Committee may grant Restricted Shares Awards and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Shares Awards will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards. The Committee may condition Awards of Restricted Shares on the attainment of performance goals or such other factors as the Committee may determine.

         Subject to the provisions of the Award Plan and the applicable Restricted Shares Award agreement, during a period set by the Committee commencing with the date of the Award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares, except by will or by the laws of descent and distribution or to charitable organizations. The Committee may permit such restrictions to lapse in installments within the Restricted Period or may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine. Prior to the lapse of the restrictions on the Restricted Shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights (except that the Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Shares or otherwise reinvested), subject to the conditions and restrictions on transferability of such Restricted Shares or such other restrictions as are enumerated specifically in the participant's Restricted Shares Award agreement. The Committee or Board will determine at the time of grant whether share dividends issued with respect to Restricted Shares will be paid in cash, deferred or reinvested as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

         If a participant's employment by the Company terminates by reason of death or disability, any Restricted Shares held by such participant shall become immediately and automatically vested in full and any restrictions shall lapse.

         In the event that a participant who holds Restricted Shares terminates employment for any reason other than death or disability, the participant will forfeit such shares that are unvested or subject to restrictions in accordance with the applicable provisions of the Award agreement and in accordance with the terms and conditions established by the Committee.

TERMS OF AWARDS OF DEFERRED SHARES

         The Committee may grant Awards of Deferred Shares under the Award Plan, which will be evidenced by an agreement between the Company and the participant. The Committee determines when and to whom Deferred Shares will be awarded, the number of shares to be awarded, and the duration of the period during which, and the conditions under which, receipt of shares will be deferred. The Committee may condition an Award of Deferred Shares on the attainment of specified performance goals or such other factors as the Committee may determine.

         Deferred Shares Awards generally may not be sold, assigned, transferred (other than to charitable organization(s)), pledged or otherwise encumbered during the deferral period. At the expiration of the deferral period, share certificates shall be delivered to the participant in a number equal to the shares covered by the Deferred Shares Award. Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the deferral period with respect to the number of shares covered by a Deferred Shares Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee.

         If a participant's employment by the Company terminates by reason of death or disability, any Deferred Shares held by such participant will become immediately and automatically vested and any restriction shall lapse permitting the participant or the participant's representative to exercise the award at any time until the expiration of the Award Plan.

         Unless otherwise determined by the Committee, if a participant's employment by the Company terminates for any reason other than death or disability, the Deferred Shares which are unvested or subject to restriction will thereupon be forfeited. Any restrictions under a Deferred Shares Award may be accelerated or waived by the Committee at any time.

TERMS OF AWARDS OF SHARE PURCHASE RIGHTS

         The Committee may grant Share Purchase Rights which will enable a participant to purchase Common Shares: (i) at the fair market value of such shares on the date of grant, or (ii) at 85% of such fair market value on such date if the grant of Share Purchase Rights is made in lieu of cash compensation. The Committee determines when and to whom Share Purchase Rights will be made, and the number of shares which may be purchased. The Committee may also impose such deferral, forfeiture or other terms and conditions as it determines on such Share Purchase Rights or the exercise thereof. Each Share Purchase Rights Award will be confirmed by, and be subject to the terms of, a Share Purchase Rights agreement, and payment upon exercise will be in such form as the Committee may specify.

         Share Purchase Rights may contain such additional terms and conditions as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, the Committee may provide, in its sole discretion, that the Share Purchase Rights of persons potentially subject to Section 16(b) shall not become exercisable until six months and one day after the grant date.

TERMS OF OTHER SHARE-BASED AWARDS

         The Committee may grant other Awards of Common Shares and other Awards, including dividend equivalent rights, that are valued in whole or in part by reference to, or are otherwise based on, Common Shares (including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Common Share Awards or options valued by reference to book value or subsidiary performance). Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards granted under the Award Plan or cash awards made outside the Award Plan.

         Generally, Common Shares awarded pursuant to Other Share-Based Awards may not be sold, assigned, transferred (other than to charitable organization(s)), pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period or requirement is satisfied or lapses. In addition, the recipient of such an Award will usually be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares or otherwise reinvested. Common Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee. In the event of the participant's disability or death, Other Share-Based Awards will become immediately and automatically vested and any restriction shall lapse permitting the participant or the participant's representative to exercise the award at any time until the expiration of the Award Plan.

         Each Other Share-Based Award shall be confirmed by, and subject to the terms of, an agreement or other instrument between the Company and the participant. Common Shares (including securities convertible into Common Shares) issued on a bonus basis as Other Share-Based Awards shall be issued for no cash consideration. Common Shares (including securities convertible into Common Shares) purchased pursuant to Other Share-Based Awards shall bear a price of at least 85% of the fair market value of the Common Shares on the date of grant.


CHANGE IN CONTROL

         Certain acceleration and valuation provisions take effect with respect to Awards upon the occurrence of a Change in Control or a Potential Change in Control (as defined in the Award Plan) of the Company.

         In the event of a Change in Control or a Potential Change in Control, any Stock Options, Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards awarded under the Award Plan shall become fully vested, and SARs shall become immediately exercisable, on the date of the Change in Control or Potential Change in Control. All outstanding Stock Options, SARs, Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards, in each case to the extent vested, will, unless otherwise determined by the Committee at or after grant, but prior to any Change in Control or Potential Change in Control, be cashed out for the Change in Control Price (as defined in the Award Plan).

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC.

         In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the Common Shares, the Committee shall make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Award Plan, in the number and option price of shares subject to outstanding Stock Options, in the number and purchase price of shares subject to outstanding Share Purchase Rights and in the number of shares subject to other outstanding Awards under the Award Plan as it determines to be appropriate, provided that the number of Common Shares subject to any Award shall always be a whole number. Any fractional shares will be eliminated.

TERMINATION AND AMENDMENT OF THE AWARD PLAN

         Options may be granted under the Award Plan at any time until and including February 28, 2012, on which date the Award Plan will expire except as to options then outstanding. Options outstanding at that time will remain in effect until they have been exercised or have expired.

FEDERAL TAX CONSEQUENCES

         With respect to Incentive Stock Options, in general, for federal income tax purposes under present law:

                  (i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the optionee; however, the excess of the fair market value of the Common Shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the Common Shares acquired upon exercise of the Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

                  (ii) If the Common Shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Option is granted or one year from the date on which such Common Shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the exercise price.

                  (iii) Except as provided in (v) below, if the Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the Common Shares to the optionee (a "disqualifying disposition"):

                           (a) Ordinary income will be realized by the optionee
                  at the time of such disposition in the amount of the excess, if any, of the fair market value of the Common Shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

                           (b) Short-term or long-term capital gain will be
                  realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Common Shares at the time of such exercise.

                           (c) Short-term or long-term capital loss will be
                  realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

                  (iv) No deduction will be allowed to the Company with respect to Incentive Stock Options granted or Common Shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

                  (v) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time; such excess Common Shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Option relating to the surrendered Common Shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the Common Shares surrendered over the basis of such Common Shares. If any of the Common Shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the Common Shares with a zero basis.

         With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

                  (i) The grant of a Nonqualified Stock Option, by itself, does not result in income to the optionee.

                  (ii) Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Common Shares on the date of exercise over the option price.

                  (iii) Except as provided in (v) below, the tax basis of the Common Shares acquired upon exercise of a Nonqualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the Common Shares on the date of exercise.

                  (iv) No deduction is allowable to the Company upon the grant of a Nonqualified Stock Option but, upon the exercise of a Nonqualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Option if the Company deducts and withholds appropriate federal withholding tax.

                  (v) With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the optionee in the Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess Common Shares; the tax basis of such excess Common Shares will be equal to the fair market value of such Common Shares at the time of exercise; and the holding period of the optionee in such Common Shares will begin on the date such Common Shares are transferred to the optionee.

         The Company is no longer entitled to deduct annual remuneration in excess of $1 million (the "Deduction Limitation") paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limitation, including an exception for performance-based compensation. Thus, unless options granted under the Award Plan satisfy an exception to the Deduction Limitation, the Company's deduction with respect to Nonqualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limitation.

         Under Treasury Regulations, compensation attributable to a stock option is deemed to satisfy the performance-based compensation exception if:

                           "the grant is made by the compensation committee; the
                  plan under which the option . . . is granted states the maximum number of shares which respect to which options may be granted during a specified period to any employee; and, under the terms of the option . . ., the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant..."

         If Proposal One is approved by the shareholders and a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code makes the grants, the Company's deduction with respect to options granted under the Award Plan would not be subject to the Deduction Limitation.

         The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this Proxy Statement. The actual federal, state, local, and foreign tax consequences to the optionee may vary depending upon his particular circumstances.

VOTE REQUIRED FOR APPROVAL

         Under New York Stock Exchange regulations and the Code, the affirmative vote of a majority of the votes cast is required to adopt this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION EQUITY-BASED AWARD PLAN.



               PROPOSAL TWO: TO FIX THE NUMBER OF DIRECTORS AT TEN

         The Company's Code of Regulations provides that the number of directors shall be fixed by the shareholders at no fewer than three nor more than 15. The number of directors has been fixed at nine and there are currently nine directors on the Board. Seven of the current members of the Board are nominated for re-election. The Board believes that Bert L. Wolstein, Daniel B. Hurwitz and Victor B. MacFarlane could make significant contributions as directors and has nominated them for election if the proposal to increase the size of the Board is approved. The Board of Directors is proposing that the number of directors be increased to ten.

         The affirmative vote of a majority of the issued and outstanding Common Shares is required for approval of this proposal.

         The Board of Directors recommends that the shareholders vote FOR this proposal.



                      PROPOSAL THREE: ELECTION OF DIRECTORS

         If Proposal Two is adopted, the number of directors will be fixed at ten. At the Annual Meeting, unless you specify otherwise, the Common Shares represented by your proxy will be voted to re-elect Messrs. S. Wolstein, Adams, Adler, Sholem, Jacobstein, Ahern and Gidel, elect Messrs. B. Wolstein and MacFarlane and, if Proposal Two is adopted, to elect Mr. Hurwitz. The ten nominees, or nine nominees if Proposal Two is not approved, receiving the most votes will be elected as directors. If elected, each nominee will serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified.

         If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the President or the Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as such shareholder possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of such shareholder's Common Shares, or to distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit.

         If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the Common Shares represented by proxies given to them in such fashion so as to elect as many of the nominees as possible.

         If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), it is intended that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.


                                          NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                                     PERIOD
                                                                                                   OF SERVICE
         NAME AND AGE                                 PRINCIPAL OCCUPATION                         AS DIRECTOR
         ------------                                 --------------------                         -----------
Scott A. Wolstein               Chairman of the Board of Directors of the Company                 11/92-Present
   48                           and Chief Executive Officer of the Company
David M. Jacobstein             President and Chief Operating Officer of the Company              5/00-Present
   54
Albert T. Adams                 Chairman of the Cleveland Office of Baker & Hostetler LLP (law    4/96-Present
   50                           firm)
Dean S. Adler                   Principal, Lubert-Adler Partners, L.P. (real estate investments)  5/97-Present
   44
Barry A. Sholem                 Co-Chairman and Managing Director, Donaldson, Lufkin &            5/98-Present
   45                           Jenrette, Inc. Real Estate Capital Partners (real estate
                                investments)
Terrance R. Ahern               Principal, The Townsend Group (institutional real estate          5/00-Present
   45                           consulting)

Robert H. Gidel                 Managing Partner, Liberty Partners, LP (real estate investments)  5/00-Present
   49

Daniel B. Hurwitz               Executive Vice President of the Company                           Director Nominee
   37

Victor B. MacFarlane            Chief Executive Officer, MacFarlane Partners (real estate         Director Nominee
   50                           investments)

Bert L. Wolstein                Chairman and Chief Executive Officer of Heritage Development      Director Nominee
   75                           Company (real estate development)

         Scott A. Wolstein has been the Chief Executive Officer and a director of the Company since its organization in 1992. Mr. Wolstein has been Chairman of the Board of Directors of the Company since May 1997 and was President of the Company from its organization until May 1999, when Mr. Jacobstein joined the Company. Prior to the organization of the Company, Mr. Wolstein was a principal and executive officer of DDG, the Company's predecessor. Mr. Wolstein is a graduate of the Wharton School at the University of Pennsylvania and of the University of Michigan Law School. He is currently a member of the Board of the National Association of Real Estate Investment Trusts (NAREIT), the International Council of Shopping Centers, the Real Estate Roundtable, the Zell-Lurie Wharton Real Estate Center, Cleveland Tomorrow, Cleveland Development Partnership and serves as the Chairman of the State of Israel Bonds, Ohio Chapter. Mr. Wolstein is also a member of the Urban Land Institute and the Pension Real Estate Association (PREA). He has also served as President of the Board of Trustees of the United Cerebral Palsy Association of Greater Cleveland and as a member of the Board of the Great Lakes Theater Festival, The Park Synagogue and the Convention and Visitors Bureau of Greater Cleveland. Mr. Wolstein is the son of Bert L. Wolstein, a director nominee.

         David M. Jacobstein has been the President and Chief Operating Officer of the Company since May 1999. From 1986 until the time he joined the Company, Mr. Jacobstein was employed by Wilmorite, Inc., a Rochester, New York-based shopping center developer where most recently he served as Vice Chairman and Chief Operating Officer. Mr. Jacobstein is a graduate of Colgate University and George Washington University Law School. Prior to joining

Wilmorite, Mr. Jacobstein practiced law with the firms of Thompson, Hine & Flory in Cleveland, Ohio, and Harris, Beach & Wilcox in Rochester, New York where he specialized in corporate and securities law.

         Albert T. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984 and has been associated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Greater Cleveland Roundtable and of the Western Reserve Historical Society. Mr. Adams also serves as a director of Associated Estates Realty Corporation, Boykin Lodging Company, Captec Net Lease Realty, Inc., and Dairy Mart Convenience Stores, Inc.

         Dean S. Adler is currently a principal with Lubert-Adler Partners, L.P. ("Lubert-Adler"), a private equity real estate investment company which he co-founded in 1997. Lubert-Adler currently manages over $1 billion in equity and $3 billion in assets. From 1987 through 1996, Mr. Adler was a principal and co-head of the private equity group of CMS Companies. Mr. Adler is a graduate of the Wharton School and the University of Pennsylvania Law School. He was an instructor at the Wharton School between 1981 and 1983. He currently serves as a member of the Board of Directors of The Lane Company, Electronics Boutique, Inc., and Trans World Entertainment Corporation. Mr. Adler has served on such community boards as the UJA National Young Leadership Cabinet and he is currently a member of the Alexis de Tocqueville Society and is co-chairman of The Walt Frazier Youth Foundation.

         Barry A. Sholem is currently the Co-Chairman and Managing Director of Donaldson, Lufkin & Jenrette, Inc. Real Estate Capital Partners, a $2 billion real estate fund which invests in a broad range of real estate-related assets, which he formed in January 1995. Prior to joining Donaldson, Lufkin & Jenrette, Inc., Mr. Sholem was with Goldman, Sachs & Co. for 15 years and was head of the Real Estate Principal Investment Area for Goldman, Sachs & Co. on the West Coast. Mr. Sholem is a graduate of Brown University and Northwestern University's J.L. Kellogg Graduate School of Management. He is currently active in the Urban Land Institute (RCMF Council), the International Council of Shopping Centers, the U.C. Berkeley Real Estate Advisory Board and the Business Roundtable.

         Terrance R. Ahern is a co-founder and principal of The Townsend Group, an institutional real estate consulting firm formed in 1986 which represents primarily tax-exempt clients such as public and private pension plans, endowment, foundation and multi-manager investments. Mr. Ahern was formerly a member of the Board of Directors of PREA and the Board of Governors of NAREIT. Prior to founding The Townsend Group, Mr. Ahern was a Vice President of a New York-based real estate investment firm and was engaged in the private practice of law. Mr. Ahern received a B.A. and J.D. from Cleveland State University.

         Robert H. Gidel is the managing partner of Liberty Partners, LP, an investment partnership formed to purchase securities interests in private and public real estate companies. From 1997 through 1998, he was President and Chief Executive Officer of Meridian Point VIII, an industrial REIT based in San Francisco. Prior to Meridian, he was President and Chief Operating Officer of Paragon Group, a multi-family REIT based in Dallas, Texas, from 1995 through 1997. During 1993 through 1995, he was President and Chief Executive Officer of Brazos Partners based in Dallas, Texas. Prior to this, Mr. Gidel was a managing director and member of the board of directors of Alex. Brown Kleinwort Benson Realty Advisors, a real estate investment management firm formed in 1990 as a result of the merger of Alex. Brown Realty Advisors (commonly known as ABRA) and Financial Investment Advisors. Mr. Gidel had been president of ABRA since 1986. From 1981 through 1985, Mr. Gidel served in a wide range of positions at Heller Financial and its subsidiary, Abacus Real Estate Finance. He is a graduate of the University of Florida's Warrington College of Business with a major in real estate. Mr. Gidel is currently the chairman of the Real Estate Advisory Board at the Warrington College of Business and a Hoyt Fellow at the Homer Hoyt Institute.

         Daniel B. Hurwitz was appointed Executive Vice President in June 1999. Mr. Hurwitz most recently served as Senior Vice President and Director of Real Estate and Development for Reading, Pennsylvania based Boscov's Department Store, Inc., a privately held department store chain, from 1991 until he joined the Company. Prior to Boscov's, Mr. Hurwitz served as Development Director for The Shopco Group, a New York City based developer of regional shopping malls. Mr. Hurwitz is a graduate of Colgate University, and the Wharton School of Business Executive Management Program at the University of Pennsylvania. He is a member of the International Council of Shopping Centers, Urban Land Institute, and has served as a Board member of the Colgate University Alumni Corporation, Reading JCC, American Cancer Society (Regional), and the Greater Berk's Food Bank.

      Victor B. MacFarlane has been the Chief Executive Officer of MacFarlane Partners, a real estate investment manager, developer and investor, since he founded it in 1987. Mr. MacFarlane also served as the Chief Executive Officer of GE Capital Investment Advisors, the successor to the investment advisory portion of MacFarlane Partners, and as Staff Executive in charge of Strategic Initiatives (merchant banking) with GE Real Estate from 1996 until 1999. Mr MacFarlane is a graduate of the University of New Mexico, the University of California at Los Angeles Law School and has received a master's degree in business administration from the University of Pittsburgh. Mr. MacFarlane, who has 22 years of real estate and other investment experience, is also a member of the Board of Trustees of the Urban Land Institute, the policy advisory board of the Fisher Center for Real Estate and Urban Economics at the University of California, the board of trustees of the Initiative for a Competitive Inner City, the International Council of Shopping Centers, the Chief Executives' Organizations and World Presidents Organization. Mr. MacFarlane is a former member of the board of trustees of PREA.

         Bert L. Wolstein, has been the Chairman and Chief Executive Officer of Heritage Development Company since 1997. Prior to 1997, Mr. Wolstein was the Chairman of the Board of Directors of the Company, and a principal owner and executive of the Developers Diversified Group ("DDG") since he established the business in 1965. Mr. Wolstein attended Western Reserve University, Cleveland, Ohio, and received a law degree from John Marshall Law School, also in Cleveland. Mr. Wolstein is the former Chairman of the State of Israel Bonds--Cleveland, the former General Co-Chairman of the Jewish Welfare Fund and the former Chairman of the Board of Trustees of Cuyahoga Community College. His numerous awards include the Gold Medallion for Humanitarianism awarded to Mr. Wolstein and his wife by the B'nai Brith International. [Mr. Wolstein currently serves as a Trustee of the Ohio Building Authority.] Mr. Wolstein is the father of Scott A. Wolstein, the Chief Executive Officer and a director of the Company.


         During the fiscal year ended December 31, 2001, the Board of Directors held four meetings. The Board of Directors has a Dividend Declaration Committee, an Executive Compensation Committee, a Granting Committee, a Nominating Committee, a Pricing Committee and an Audit Committee. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and committees on which he served in 2001.

  DIVIDEND DECLARATION COMMITTEE

         The Dividend Declaration Committee, which consists of Messrs. S. Wolstein, Adams and Jacobstein, determines if and when the Company should declare dividends on its capital stock and the amount thereof, consistent with the dividend policy adopted by the Board of Directors. The Dividend Declaration Committee held four meetings in 2001.

  EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee, which consists of Messrs. Adams, Adler, Gidel and Sholem, determines compensation for the Company's executive officers and administers the Company's stock option and equity-based award plans. The Executive Compensation Committee held three meetings in 2001.

  GRANTING COMMITTEE

         The Granting Committee was established in order to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Granting Committee, which consists of Messrs. Adler, Hulett and Sholem, determines if and when the Company should grant stock options and other equity-based awards to executive officers, and the terms of such awards, consistent with the policy adopted by the Board of Directors and pursuant to the terms of the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan, the 1996 Developers Diversified Realty Corporation Equity-Based Award Plan and the 1998 Developers Diversified Realty Corporation Equity-Based Award Plan. The Granting Committee held one meeting in 2001.

  NOMINATING COMMITTEE

         The Nominating Committee, which consists of Messrs. Adams, Adler, Ahern and Hulett, nominates candidates for election to the Board of Directors and will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors. The Nominating Committee held two meetings in 2001.

  PRICING COMMITTEE

         The Pricing Committee, which consists of Messrs. S. Wolstein, Gidel, and Sholem, is authorized to approve the price and terms of offerings of the Company's debt and equity securities. The Pricing Committee did not hold any meetings in 2001.

  AUDIT COMMITTEE

         The Audit Committee, which consists of Messrs. Ahern, Gidel and Sholem, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plans and results of the audit engagement, approves professional services provided by the independent public accountants and reviews the independence of the independent public accountants. The Audit Committee held two meetings in 2001.

COMPENSATION OF DIRECTORS

         During 2001, the Company paid an annual fee of $20,000, plus a fee of $1,000 for each Board and/or committee meeting attended, or $500 for each telephonic meeting attended, to its directors who are not employees or officers of the Company. Each non-employee director received options to purchase 5,000 common shares. Each non-employee director is also reimbursed for expenses incurred in attending meetings.

         Non-employee directors are permitted to defer all or a portion of their fees pursuant to the Company's Directors' Deferred Compensation Plan. The plan is unfunded and participants' contributions are converted to units, the value of which fluctuates according to the market value of the common shares. Messrs. Adams, Adler and Ahern elected to defer their 2001 fees pursuant to the plan. During their terms as directors, Messrs. Adams, Adler, Ahern and Hulett have deferred compensation represented by 14,745, 4,700, 2,652 and 6,591 units, respectively. As of December 31, 2001, those units were valued at $281,620 for Mr. Adams, $89,767 for Mr. Adler, $50,663 for Mr. Ahern and $125,894 for Mr. Hulett. Pursuant to a previous election, Mr. Hulett received a payment from the Company in 2001, for 2,111 of his units which was valued at $40,170.

                             EXECUTIVE COMPENSATION

         The following information is set forth with respect to the Company's Chief Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 2000 (the "named executive officers").


                                                 SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                       COMPENSATION AWARDS
                                                                                   RESTRICTED    SECURITIES
                                                                                      STOCK      UNDERLYING       OTHER
                                                 FISCAL      ANNUAL COMPENSATION    AWARD(S)      OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR      SALARY($)  BONUS($)(1)   ($)(2)        SARS(#)       ($)(3)
---------------------------                       ----      ---------  -----------   ------        -------       ------

Scott A. Wolstein...........................        2001      566,667      560,000    517,587       140,197       58,401
    Chairman and Chief                              2000      527,082      393,750    516,866       164,063       53,460
    Executive Officer                               1999      511,458      383,594    432,677       164,063       62,441
James A. Schoff.............................        2001      358,333      240,000    147,890        40,056       37,879
    Vice Chairman and                               2000      352,082      175,000    147,660        46,875       33,718
    Chief Investment Officer                        1999      336,458      168,299    123,622        46,875       37,520
David M. Jacobstein.........................        2001      375,000      278,750    137,317        47,195       21,386
    President and Chief                             2000      327,082      162,500    137,137        43,527       17,816
    Operating Officer(4)                            1999      203,125      101,563          0       300,000       39,879
Daniel B. Hurwitz...........................        2001      325,000      231,250     84,505        22,889       12,820
    Executive Vice President(4)                     2000      302,082      150,000     84,410        26,786       12,905
                                                    1999      164,808      107,404(5)       0       200,000       19,215
Joan U. Allgood.............................        2001      229,167       57,500     52,812        14,306        8,923
    Senior Vice President and                       2000      226,520       56,250     56,254        17,857        6,499
    General Counsel                                 1999      197,917       49,479     47,101        17,857        4,245

------------------------
(1) For a description of the method used in determining the bonuses paid to executive officers, see "Employment Agreements" and "Report of the Executive Compensation Committee of the Board of Directors."

(2) On November 29, 1999, Mr. Wolstein was granted 31,325 restricted Common Shares, Mr. Schoff was granted 8,950 restricted Common Shares and Mrs. Allgood was granted 3,410 restricted Common Shares. On March 1, 2000, Mr. Wolstein was granted 44,700 restricted Common Shares, Mr. Schoff was granted 12,770 restricted Common Shares, Mr. Jacobstein was granted 11,860 restricted Common Shares, Mr. Hurwitz was granted 7,300 restricted Common Shares and Mrs. Allgood was granted 4,865 restricted Common Shares. On February 27, 2001, Mr. Wolstein was granted 38,820 restricted Common Shares, Mr. Schoff was granted 11,092 restricted Common Shares, Mr. Jacobstein was granted 10,299 restricted Common Shares, Mr. Hurwitz was granted 6,338 restricted Common Shares and Mrs. Allgood was granted 3,961 restricted Common Shares. One-fifth of each grant vested on the date of the grant and an additional one-fifth vests on each anniversary date following the date of grant. Dividends on these restricted shares are paid to the individuals in cash.

(3) The dollar value, at December 31, 2001, of contributions of common shares made pursuant to the Company's Profit Sharing Plan and Trust Plan equaled $2,038, $2,028 $1,889 and $2,033, respectively, for Messrs. Wolstein, Schoff, Jacobstein and Hurwitz. The dollar value of contributions made pursuant to the Company's Elective Deferred Compensation Plan equaled $12,410, $5,986, $3,500, $2,634 and $3,438, respectively, for Messrs. Wolstein, Schoff, Jacobstein, Hurwitz and Mrs. Allgood. Messrs. Wolstein and Schoff each received $10,000 allowances and Mr. Jacobstein received a $2,675 allowance relating to fiscal year 2001 tax and financial planning expenses, and Messrs. Wolstein and Schoff received $15,429 and $4,473, respectively, for taxable payments on split dollar life insurance pursuant to their employment agreements, and Messrs. Wolstein, Schoff, Jacobstein,, Hurwitz and Mrs. Allgood received $3,715, $4,477, $7,328, $2,159 and $2,800, respectively, relating to automobile lease payments pursuant to their employment agreements. Messrs. Wolstein, Schoff, Jacobstein, Hurwitz and Mrs. Allgood received $14,809, $10,915, $5,994, $5,994 and $2,685, respectively, for the payment of country club dues.

(4) Mr. Jacobstein joined the Company in May 1999 and Mr. Hurwitz joined the Company in June 1999.

(5) Includes a $25,000 signing bonus paid to Mr. Hurwitz when he joined the Company.

                    I. OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the awarding of options to purchase common shares in 2000 to the executive officers named in the Summary Compensation Table.


                                       NUMBER OF       PERCENT OF
                                      SECURITIES      TOTAL OPTIONS
                                      UNDERLYING       GRANTED TO     EXERCISE                               GRANT DATE
                                        OPTIONS       EMPLOYEES IN      PRICE                                  PRESENT
NAME                                    (#)(1)       FISCAL YEAR(2)    ($/SH)        EXPIRATION DATE          VALUE($)

Scott A. Wolstein..................      140,197          25.8%    $    13.333      February 27, 2011       $91,913(3)
James A. Schoff....................       40,056           7.4          13.333      February 27, 2011          26,261(3)
David M. Jacobstein................       37,195           6.8          13.333      February 27, 2011          24,385(3)
Daniel B. Hurwitz..................       22,889           4.2          13.333      February 27, 2011          15,006(3)
Joan U. Allgood....................       14,306           2.6          13.333      February 27, 2011           9,379(3)

(1) Options vest in one-third increments on each of the first three consecutive anniversaries of the date of grant and may be exercised, if at all, only with respect to those options that are vested.

(2) Based on options to purchase an aggregate of 536,032 common shares granted to employees during 2001.

(3) Based on the Black-Scholes options pricing model, adapted for use in valuing stock options granted to executives. The following assumptions were used in determining the values set forth in the table: (a) expected volatility of 26.4222% which reflects the daily closing prices of the common shares on the New York Stock Exchange for the 12-month period ended February 27, 2011, (b) risk-free rates of return of 5.26% for the options which expire in February 2011 (the "Options") (which percentage represents the yield on a United States Government Zero Coupon bond with a 10-year maturity prevailing on the date on which the Options were granted), (c) dividend yield of 11.18% for the Options (which percentage represents an annualized distribution of $1.48 per Common Share divided by the exercise price of the Options), and (d) the exercise of the options at the end of their 10-year term. No adjustments were made for nontransferability or risk of forfeiture of the options. The calculations were made using a price per Common Share and option exercise price of $13.333 for the Options. The estimated present values in the table are not intended to provide, nor should they be interpreted as providing, any indication or assurance concerning future values of the common shares.

     II. AGGREGATE OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

         The following table sets forth information with respect to the value of options held by the executive officers named in the Summary Compensation Table on December 31, 2001.


                                                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                                OPTIONS AT 2000         OPTIONS AT 2000(1)
                                            SHARES                                YEAR-END(#)               YEAR-END($)
                                                                                  -----------               -----------
                                          ACQUIRED ON       VALUE                EXERCISABLE/              EXERCISABLE/
NAME                                      EXERCISE(#)    REALIZED($)             UNEXERCISABLE             UNEXERCISABLE

Scott A. Wolstein..................             0            0           2,120,348/304,261         3,611,743/1,922,100
James A. Schoff....................        14,478       75,756              144,096/  86,932           622,533/549,172
David M. Jacobstein................        14,509       94,288             199,999/166,214              507,397/686,929
Daniel B. Hurwitz..................         8,927       58,154             133,334/107,414              380,007/456,606
Joan U. Allgood....................        50,000      205,462               70,023/  32,164           307,964/203,713


(1) Based on the market price at $19.10 per Common Share at the close of trading on December 31, 2001.

EMPLOYMENT AGREEMENTS

         The Company has entered into separate employment agreements with seven of its executive officers, including each of the named executive officers. The agreements with Messrs. Wolstein and Schoff were amended and restated in April 1999. Each of the employment agreements contains an "evergreen" provision which provides for an automatic extension of the agreement for an additional year at the end of each calendar year, subject to the right of either party to terminate by giving one year's prior written notice in the case of Messrs. Wolstein and Schoff, or by the Company giving 90 days' prior written notice in the case of Mr. Jacobstein, Mr. Hurwitz and Mrs. Allgood. Pursuant to their respective agreements, each of the named executive officers are required to devote their entire business time to the Company. The agreements provide for current annual base salaries of $575,000, $360,000, $385,000, $330,000 and $230,000 for Messrs.
Wolstein, Schoff, Jacobstein and Hurwitz and Mrs. Allgood, respectively. The Messrs. Wolstein, Schoff, Jacobstein and Hurwitz agreements provide for the use of an automobile and membership in a golf club and, in the case of Messrs. Wolstein and Schoff, membership in a business club. The agreements of Messrs. Wolstein, Schoff and Jacobstein include an allowance of $10,000 for each of Messrs. Wolstein and Schoff, and $5,000 for Mr. Jacobstein, for tax return preparation and financial planning services. Pursuant to the agreements, Mr. Wolstein is entitled to a bonus of from 50% to 125% of his annual base salary, Mr. Schoff is entitled to a bonus of from 25% to 100% of his annual base salary, Mr. Jacobstein is entitled to a bonus of from 25% to 100% of his annual base salary, Mr. Hurwitz is entitled to a bonus of from 25% to 75% of his base salary and Mrs. Allgood is entitled to a bonus of from 15% to 50% of her base salary. See "Report of the Executive Compensation Committee of the Board of Directors--Components of the Compensation Plan--Bonuses" for a discussion of the methods used to determine these bonuses.

CHANGE IN CONTROL AGREEMENTS

         The Company has entered into a Change in Control Agreement with each executive officer who has an employment agreement, including each of the named executive officers. Under the agreements, certain benefits are payable by the Company if a "Triggering Event" occurs within two years (or three years for Messrs. Wolstein and Schoff) after a "Change in Control."

         A "Triggering Event" occurs if within two years (or three years in the case of Messrs. Wolstein and Schoff) after a Change in Control (a) the Company terminates the employment of the named executive officer, other than in the case of a "Termination For Cause" (as defined in the applicable Change in Control Agreement); (b) the Company reduces the named executive officer's title, responsibilities, power or authority in comparison with his or her title, responsibilities, power or authority at the time of the Change in Control; (c) the Company assigns the named executive officer duties which are inconsistent with the duties assigned to the named executive officer on the date on which the Change in Control occurred and which duties the Company persists in assigning to the named executive officer despite the prior written objection of that officer; (d) the Company reduces the named executive officer's base compensation, his or her group health, life, disability or other insurance programs (including any such benefits provided to Executive's family), his or her pension, retirement or profit-sharing benefits or any benefits provided by the Company's Equity-Based Award Plans, or any substitute therefor, or excludes him or her from any plan, program or arrangement in which the other executive officers of the Company are included; or (e) the Company requires the named executive officer to be based at or generally work from any location more than 50 miles from the geographical center of Cleveland, Ohio.

         A "Change in Control" occurs if (a) any person or group of persons, acting alone or together with any of its affiliates or associates, acquires a legal or beneficial ownership interest, or voting rights, in 20% or more of the outstanding common shares; (b) at any time during a period of 24 consecutive months, individuals who were directors of the Company at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period; or (c) a record date is established for determining shareholders of the Company entitled to vote upon (i) a merger or consolidation of the Company with another real estate investment trust, partnership, corporation or other entity in which the Company is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) the dissolution of the Company. The agreements of Messrs. Hurwitz and Mallory each provide that if certain conditions are met, a spin-off of the Company's real estate development business is not a Change in Control.

         Within 30 days after the occurrence of a Triggering Event, the Company must pay the named executive officer an amount equal to the sum of two times (or three times in the case of Messrs. Wolstein and Schoff) the maximum annual salary and bonus then payable to the officer. In addition, the Company agreed to continue to provide life and health insurance benefits that are comparable to or better than those provided to the named executive officer at the time of the Change in Control until the earlier of two years from the date of the Triggering Event and the date the named executive officer becomes eligible to receive comparable or better benefits from a new employer. The Company also agreed to continue its guarantees of loans described under the caption "Certain Transactions--Guarantees of Loans" until the time such loans are repaid and not to direct or take any action to cause those loans to be accelerated or called prior to the maturity of the loans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Executive Compensation Committee were Albert T. Adams, Dean S. Adler, Robert H. Gidel and Barry A. Sholem. For a discussion of certain transactions between the Company and Mr. Adams, see "Certain Transactions."


PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the common shares with the cumulative total return of a hypothetical investment in each of the Russell 2000 Index and the NAREIT Equity REIT Total Return Index based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 on January 1, 1996 and the reinvestment of dividends.



                                                    1/1/97      12/31/97     12/31/98   12/31/99     12/31/00    12/31/01
                                                    ------      --------     --------   --------     --------    --------

Developers Diversified Realty Corporation          $  100.00    $  109.86   $  109.20   $   87.21    $  100.02   $  156.14
Russell 2000 Index                                 $  100.00    $  122.36   $  119.25   $  144.60    $  140.89   $  144.40
NAREIT Equity Total Return Index                   $  100.00    $  120.26   $   99.21   $   94.63    $  119.58   $  136.24

    REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

         The compensation of the Company's executive officers is currently determined by the Executive Compensation Committee of the Company's Board of Directors (the "Committee"). In 2001, the Committee was comprised of Dean S. Adler, Chairman of the Committee, Albert T. Adams, Robert H. Gidel and Barry A. Sholem.

PHILOSOPHY

         The primary objectives of the Committee in determining executive compensation for 2001 were (a) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies and (b) to provide each executive officer with a significant equity stake in the Company through stock options and grants of restricted common shares. The Committee determines compensation for those officers considered "executive officers" under the rules and regulations of the Securities and Exchange Commission.

         To this end, the Committee determined executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities, the Company's performance and the achievement of established annual goals. The primary components of the Company's executive compensation program are (a) base salaries and certain other annual compensation, (b) bonuses and (c) grants of stock options, restricted common shares and performance units. Each of these elements is discussed below.

COMPONENTS OF THE COMPENSATION PROGRAM

  BASE SALARIES AND CERTAIN OTHER ANNUAL COMPENSATION

         The base salaries and certain other annual compensation for the Company's executive officers in 2001 were determined with reference to the experience of the officers as compared to other executives in the REIT industry, the Company's past practice and comparisons of compensation paid by companies in two peer groups (which may differ in composition from the peer group used in the Performance Graph): REITs of similar size to the Company and REITs with retail assets as their primary focus. The Company engaged an outside consultant to assess the competitiveness of the Company's existing compensation plan. Fundamental requirements of the program include the establishment of competitive compensation levels and the setting of rewards consistent with individual contributions.

         After analysis, and based upon the recommendation of the Company's outside consultant, the Committee determined that, for 2001, the base salary of Mr. Wolstein should be increased to $575,000 per year in light of the compensation being paid to other chief executive officers in the REIT industry generally. Pursuant to their employment agreements, Messrs. Wolstein, Schoff, Jacobstein and Hurwitz receive certain additional benefits described under the heading "Executive Compensation--Employment Agreements." The Committee believes that these benefits assist the Company by facilitating the development of important relationships between officers and members of the business community.

  BONUSES

         The Company bases annual performance bonuses upon the participants' levels of responsibility and salary, overall corporate performance and individual or qualitative performances. These bonus possibilities are in the form of threshold, target and maximum incentive opportunities which are attained if the Company reaches certain pre-determined performance benchmarks tied to Funds From Operations per Common Share and if the participants are given a favorable qualitative assessment of their individual contributions and efforts.

         The Committee determined that, although the Company achieved its Funds From Operations targets, the relative stability in the price of the common shares mandated that long-term incentive compensation, including bonuses, be awarded to executives at targeted levels and not at the higher maximum level. In 2001, Mr. Wolstein earned a bonus equal to 97% of his 2001 base salary, Messrs. Schoff, Jacobstein, Hurwitz and Mrs. Allggod, each earned a bonus equal to 67%, 72%, 70% and 25%, respectively, of their 2001 base salary.

  RESTRICTED SHARES AND PERFORMANCE UNITS

         All of the Company's executive officers are eligible to receive awards of restricted common shares of the Company and performance units pursuant to the 1996 Developers Diversified Realty Corporation Equity-Based Award Plan (the "1996 Award Plan") and the 1998 Developers Diversified Realty Corporation Equity-Based Award Plan (the "1998 Award Plan"). Grants of performance units and restricted common shares reinforce the long-term goal of increasing shareholder value by providing the proper nexus between the interests of management and the interests of the Company's shareholders.

         To date, all of the Company's awards of restricted common shares have been service-based awards which may be earned over a period of time to encourage the participant's continued employment with the Company. Mr. Wolstein has received three awards of restricted common shares in the past three years and two awards of performance units from the Company. Mr. Wolstein was granted 31,325 restricted common shares on November 29, 1999. The shares vest annually in 20% increments with the first 6,265 shares vesting on the date of the award. Mr. Wolstein was granted 44,700 restricted common shares on March 1, 2000. The shares vest annually in 20% increments with the first 8,940 shares vesting on the date of the award. Mr. Wolstein was granted 38,820 restricted common shares on February 27, 2001. The shares vest annually in 20% increments with the first 7,764 shares vesting on the date of the award. Based on the recommendations of the Company's outside compensation consultant, in 2001 the Company granted an aggregate of 41,813 restricted common shares to its named executive officers (not including Mr. Wolstein) and an aggregate of 10,123 restricted common shares to certain executive officers of the Company in addition to Messrs. Wolstein, Schoff, Jacobstein Hurwitz and Mrs. Allgood.

         In 2000, Mr. Wolstein was granted 30,000 performance units that will convert to a number of common shares based on the performance of the common shares over a four-year period ending December 31, 2004. Pursuant to the conversion formula, the minimum number of common shares Mr. Wolstein will receive is 30,000 and the maximum number is 200,000. The minimum 30,000 common shares received upon the conversion of the performance units granted in 2000 will vest on December 31, 2005 and the remaining common shares awarded will vest annually in 20% increments with the first 20% vesting on December 31, 2006. The grant of performance units to Mr. Wolstein was recommended by the Company's outside compensation consultant.

  STOCK OPTIONS

         All of the Company's executive officers are eligible to receive options to purchase common shares of the Company pursuant to the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan (the "Employees' Share Option Plan"), the 1996 Award Plan and the 1998 Award Plan. The Company believes that stock option grants are a valuable motivating tool and provide a long-term incentive to management. Stock option grants reinforce the long-term goal of increasing shareholder value by providing the proper nexus between the interests of management and the interests of the Company's shareholders.

                        EXECUTIVE COMPENSATION COMMITTEE

                             Dean S. Adler, Chairman
                                 Albert T. Adams
                                 Robert H. Gidel
                                 Barry A. Sholem

                              CERTAIN TRANSACTIONS

GUARANTEES OF LOANS

         In November 1998, the Company guaranteed obligations of certain of its executive officers under a personal loan program provided to those executive officers by The First National Bank of Chicago, as agent, and certain other banks. The executive officers used proceeds of the loans to purchase common shares from the Company and to exercise options to purchase common shares. Each loan is an unsecured obligation of the respective officer. Each executive officer has agreed to reimburse the Company for any amounts paid by the Company to satisfy that executive officer's obligations under the loan program as a result of the Company's guarantee.

         The Company guaranteed loans, which mature in November 2003, in the amount listed after the executive officer's name, for the following: Scott A. Wolstein--$8,250,000, James A. Schoff--$3,750,000, William H. Schafer--$550,000.
These loans require quarterly interest payments. In addition, the Company guaranteed a loan in the amount of $750,000 to Loren Henry, an employee of Coventry Real Estate Partners, Ltd., a partnership in which the Company has an economic interest. In addition, the Company guaranteed loans, in amounts ranging from $25,250 to $1,000,000, for two other executive officers and four other executive officers who have subsequently resigned from the Company. The amounts guaranteed have not changed since the date of the loan. The aggregate amount of such guarantees is $1,587,000. None of these loans have yet been repaid.

LOANS TO EXECUTIVE OFFICERS

         In August 1998, the Board of Directors authorized the Company to, from time to time, lend Scott A. Wolstein up to $400,000 to reduce the outstanding principal balance of, and to prevent the sale of common shares from a margin account loan secured by common shares owned by Mr. Wolstein. Any such loan is evidenced by a promissory note, bears interest at an annual rate of LIBOR plus the applicable spread based on the Company's revolving credit facility, which approximates the Company's cost of borrowing, and is payable 90 days from the date of the loan. No such loans have been made since 1999.

         In connection with certain executive officers joining the Company we have loaned such officers funds to assist them with certain expenses incurred with their relocation. Those loans, which require annual payments and mature after five years, are described in the table below.


                                                                          DECEMBER 31, 2001
      EXECUTIVE OFFICER                           YEAR OF RELOCATION/LOAN   LOAN BALANCE        INTEREST RATE
      -----------------                           -----------------------   ------------        -------------

1.    Daniel B. Hurwitz.....................                1999            $95,423                  6.2%
2.    David M. Jacobstein...................                1999            $29,815                  6.2%
3.    Eric M. Mallory.......................                1999            $22,510                 6.52%
4.    Richard E. Brown......................                2000            $17,750                 4.94%

MANAGEMENT FEES

         The Company received management and leasing fee income of approximately $170,501 in 2001 pursuant to management agreements with certain partnerships owned by Mr. B. Wolstein, the father of Mr. Scott A. Wolstein the founder of the Company and a director nominee.


LEASE OF CORPORATE HEADQUARTERS

         As a result of its rapid growth and expansion, the Company moved to a new headquarters in 1999. However, the Company continues to make payments required under the lease of its prior corporate headquarters in Moreland Hills, Ohio, which was leased from the spouse of Mr. B. Wolstein and the mother of Mr. Scott A. Wolstein. Mr. B. Wolstein is a principal shareholder of the Company and a director nominee. Annual rental payments aggregating $590,566 were made in 2001 by the Company; however, the Company subleases a portion of this space and, as a result, the Company received $365,735 in payments from third parties. Rental payments made by the Company under the lease include the payment of all maintenance and insurance expenses, real estate taxes and operating expenses over a base year amount. The Company occupied the space pursuant to the terms of a lease which expires on December 31, 2009.

PROPERTY ACQUISITIONS AND TRANSFERS

         In August 2000, the Company paid approximately $1,255,500 for residual land at the Company's shopping center in Aurora, Ohio, to a limited partnership owned by Mr. B. Wolstein, a director nominee.

         In September 1999, the Company transferred its interest in a shopping center under development in Coon Rapids, Minnesota, a suburb of Minneapolis, to a joint venture in which the Company retained a 25% economic interest. The remaining 75% economic interest is held by private equity funds ("Funds") controlled by Dean S. Adler, a director of the Company. Mr. Alder holds a 0.5% economic interest in the Funds. In 2001, the Funds reimbursed the Company $0.9 million for payment against prior advances. The Company has a management agreement and performs certain administrative functions for the joint venture pursuant to which the Company earned management, leasing and development fees of $0.6 million and interest income of $1.6 million in 2001. In addition, the Company recognized a gain of approximately $1.1 million related to the sale of real estate to the joint venture for that portion not owned by the Company determined utilizing the percentage of completion method. In addition, the remaining gain on sale of $0.4 million attributable to the third party interest will be recognized over the remaining development period in 2002. On December 31, 2001, the joint venture obtained a non-recourse loan and the Company was reimbursed approximately $21 million for loans made to the joint venture.

SERVICE AS LIQUIDATION AGENT

         Coventry Real Estate Partners, which is owned 79% by us, and DDR Real Estate Services, Inc., another affiliate of ours, serve as liquidation agents at market rates pursuant to BP's Plan of Liquidation. The aggregate liquidation agent fees from BP in 2001 were approximately $1,170,000. In addition, Coventry and we (through our affiliate) have provided property management services for BP's portfolio and have received property management, asset management, leasing and development fees from BP at market rates for our services.

LEGAL REPRESENTATION

         Albert T. Adams, a director of the Company, is a partner of the law firm Baker & Hostetler LLP in Cleveland, Ohio. The Company retained that firm during 2001 to provide various legal services. The Company expects that Baker & Hostetler LLP will continue to provide such services during 2002.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except as noted below.

         [Messrs. Adams, Adler, Ahern, Gidel, Hulett, and Sholem each filed one late Form 4 to report one transaction in 2000. Mr. Ethan Penner, who served as a director of the Company until his resignation on May 15, 2000, also filed one late Form 4 to report one transaction in 2000. Mr. Wolstein failed to timely file a Form 5.]

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP served as independent public accountants to the Company in 2001 and has been selected to do so in 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

         Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements and certain joint ventures for the year ended December 31, 2001 and for PricewaterhouseCoopers LLP's reviews of the financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission during 2001 are $430,000.

         Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during 2001.

         All Other Fees. The aggregate fees billed for other services rendered to the Company by PricewaterhouseCoopers LLP in 2001 are $758,000 including regulatory and shareholder reporting, registration statements and related sources, tax-related (principally compliance) services, certain joint venture audits and other professional services.

         Auditor Independence. The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant's independence. None of the time devoted by PricewaterhouseCoopers LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than PricewaterhouseCoopers LLP employees.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any shareholder proposals intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Secretary of the Company at 3300 Enterprise Parkway, Beachwood, Ohio 44122, on or before November 29, 2002, for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders. As to any proposal that a shareholder intends to present to shareholders other than by inclusion in the Company's proxy statement for the 2003 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 14, 2003. Even if proper notice is received on or prior to February 14, 2003, the proxies named in the Company's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a4(c)(2) under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

         If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for or against Proposals One and Two or to abstain from voting on the proposal. With respect to Proposal Three, a shareholder may specify a vote for the election of directors as set forth under "Election of Directors," the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

         Where a choice has been specified in the proxy, the shares represented will be voted in accordance with such specification. If no specification is made, such shares will be voted in favor of Proposals One and Two and to elect the director nominees listed in Proposal Three. Because approval of Proposal Two requires the affirmative vote of a majority of the issued and outstanding Common Shares, broker non-votes and abstaining votes will have the same effect as votes against Proposal Two. Therefore, if your common shares are held by a broker or other nominee and you do not give your broker or nominee instructions on how to vote your shares on Proposal Two, this will have the same effect as voting against Proposal Two. Under Ohio law and the Company's Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee for purposes of Proposal Three. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

                               By order of the Board of Directors,


                               JOAN U. ALLGOOD
                               Secretary

Dated:  April __, 2002

                                   Appendix A


                 2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION

                             EQUITY-BASED AWARD PLAN

SECTION 1.        PURPOSE; DEFINITIONS.

                  The purpose of the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan (the "Plan") is to enable Developers Diversified Realty Corporation (the "Company") and its Subsidiaries (as defined below) to attract, retain and reward employees and directors of the Company, its Subsidiaries and Affiliates designated by the Company's Board of Directors and strengthen the mutuality of interests between those employees and directors and the Company's shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  For purposes of the Plan, the following terms are defined as follows:

                  (a) "Affiliate" means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

                  (b) "Award" means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights or Other Share-Based Awards under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means, unless otherwise provided by the Committee,
                  (i) "Cause" as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant's employment duties, (C) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

                  (e) "Change in Control" has the meaning set forth in Section 13(b).

                  (f) "Change in Control Price" has the meaning set forth in
                  Section 13(d).

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (h) "Committee" means the Granting Committee of the Board of the Company or any other committee authorized by the Board to administer the Plan of which all the members are both Outside Directors and Non-Employee Directors.

                  (i) "Company" means Developers Diversified Realty Corporation, an Ohio corporation, or any successor corporation.

                  (j) "Deferred Shares" means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

                  (k) "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code.

                  (l) "Dividend Equivalent" means a right, granted to a participant under Section 10 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

                  (m) "Early Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at the earlier to occur of: (a) a participant attaining the age of 50 or (b) a participant accruing 15 years of credited service for the Company, a Subsidiary or Affiliate.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" means, as of a given date, (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or
                  (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

                  (p) "Incentive Stock Option" means any Stock Option intended to be and designated as, and that otherwise qualifies as, an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section thereto.

                  (q) "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

                  (r) "Non-Employee Director" has the meaning set forth under
                  Section 16 of the Exchange Act.

                  (s) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (t) "Normal Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at the earlier to occur of: (a) a participant



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                                     Page 2
                  attaining the age of 55 or (b) a participant accruing 15 years of credited service for the Company, a Subsidiary or Affiliate.

                  (u) "Other Share-Based Awards" means an Award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

                  (v) "Outside Director" has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

                  (w) "Plan" means the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan, as amended from time to time.

                  (x) "Potential Change in Control" has the meaning set forth in
                  Section 13(c).

                  (y) "Restricted Shares" means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

                  (z) "Section 16 Participant" means a participant under the Plan who is subject to Section 16 of the Exchange Act.

                  (aa) "Share Appreciation Right" means an Award of a right to receive an amount from the Company that is granted pursuant to
                  Section 6.

                  (bb) "Shares" means the Common Shares, without par value, of the Company.

                  (cc) "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to
                  Section 5.

                  (dd) "Share Purchase Right" means an Award of the right to purchase Shares that is granted pursuant to Section 9.

                  (ee) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

SECTION 2.        ADMINISTRATION.

                  The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors of the Company, all of whom shall be Outside Directors and Non-Employee Directors. Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.

                  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted (other than Awards to directors of the Company that must be approved by the Board) and to determine the type and amount of any Award to be granted to each



--------------------------------------------------------------------------------
participant, the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate, or
Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management in any manner consistent with applicable law.

                  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

                  Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.        SHARES SUBJECT TO THE PLAN.

                  (a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 3,100,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

                  (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, in the number of Share Appreciation Rights granted under the Plan, in the number of underlying Shares any Dividend Equivalent Rights granted under the Plan will be based on, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion, but the number of Shares subject to any Award shall always be a whole number. Any fractional Shares shall be eliminated.

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                                     Page 4

                  (d) Annual Award Limit. No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 500,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4.        ELIGIBILITY.

                  Grants may be made from time to time to those officers, employees and directors of the Company who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and directors of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company, a Subsidiary or an Affiliate. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence. Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the Board.

SECTION 5.        STOCK OPTIONS.

                  (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                  Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

                  (b) Terms and Conditions. Options granted under the Plan shall be evidenced by an agreement ("Option Agreements"), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Option Price. The option price per share of
                  Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

                           (2) Option Term. The term of each Stock Option shall
                  be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of


--------------------------------------------------------------------------------
                                     Page 5
                  stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

                           (3) Exercise. Stock Options shall be exercisable at
                  such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 13, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion.

                           (4) Method of Exercise. Subject to any installment
                  exercise provisions that apply with respect to any Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

                           That notice shall be accompanied by payment in full
                  of the Option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

                           No Shares shall be issued on an exercise of an Option
                  until full payment has been made. Except in connection with the tandem award of Dividend Equivalent Rights, a participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 14(a), and those Shares have been issued to him.

                           (5) Non-Transferability of Options. No Stock Option
                  shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option, during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more of his family, or to a partnership or partnerships of members of his family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

                           (6) Termination of Employment

                           (i) Termination by Death. Subject to Section 5(c), if any participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a


--------------------------------------------------------------------------------
                                     Page 6
                                    participant's employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years.

                           (ii) Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant's employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of such termination of employment, but in no event may any such Option be exercised prior to six months and one day from the date of grant; and if the participant dies within that two year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years.

                           (iii) Termination by Retirement. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant terminates employment with the Company or any Subsidiary or Affiliate because of Normal Retirement or Early Retirement, all Stock Options held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant's employment is due to Normal Retirement or Early Retirement, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of three months) (or such other period as the Committee may specify at or after grant) from the date of such Normal Retirement or Early Retirement. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years.

                           (iv) Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall


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                                     Page 7
                                    terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

                           (v)      Other Termination. Unless otherwise
                                    determined by the Committee at or after the time of granting any Stock Option, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, Normal Retirement, Early Retirement or for Cause all Stock Options held by that participant shall terminate three months after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

                           (vi) Leave of Absence. In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, his employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and he shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

                  (c) Incentive Stock Options. Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that
                  Section 422 or any successor Section thereto.

                  (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a
                  Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.

                  (e) Certain Reissuance of Stock Options. To the extent Common Shares are surrendered by a participant in connection with the exercise of a Stock Option in accordance with Section 5(b), the Committee may, in its sole discretion, grant new Stock Options to such participant (to the extent Common Shares remain available for Awards), subject to the following terms and conditions:



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                                     Page 8

                           (1) The number of Common Shares shall be equal to the
                  number of Common Shares being surrendered by the participant;

                           (2) The option price per Common Share shall be equal
                  to the Fair Market Value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Award; and

                           (3) The terms and conditions of such Stock Options
                  shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Award, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 5, or in conflict with the remaining provisions of this Plan.

SECTION 6.        SHARE APPRECIATION RIGHTS.

                  (a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant's Option Agreement.

                  (b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

                           (1) Rights. Share Appreciation Rights shall entitle
                  the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

                           (2) Surrender of Option. Upon the exercise of the
                  Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following:
                  (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

                           (3) Exercise. In addition to any further conditions
                  upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share



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                                     Page 9

                  Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

                           (4) Method of Exercise. Share Appreciation Rights may
                  be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

                           (5) Payment. The manner in which the Company's
                  obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 7.        RESTRICTED SHARES.

                  (a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b).

                           The Committee may condition the grant of Restricted
                  Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

                  (b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

                           (1) The purchase price (if any) for Restricted Shares
                  shall be determined by the Committee at the time of grant.

                           (2) Awards of Restricted Shares must be accepted by
                  executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 7(b)(1).

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                                    Page 10

                           (3) Each participant receiving a Restricted Share
                  Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

                           (4) The Committee shall require that the stock
                  certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

                           (5) Subject to the provisions of this Plan and the
                  Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than three years in duration ("Minimum Restriction Period") unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

                           (6) Except as provided in this Section 7(b)(6) and
                  Section 7(b)(5) and Section 7(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                           (7) No Restricted Shares shall be transferable by a
                  participant other than by will or by the laws of descent and distribution or to a charitable organization as defined in
                  Section 501(c)(3) of the Code.

                           (8) If a participant's employment with the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall become immediately and automatically vested and any restriction shall lapse.

                           (9) If a participant's employment with the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall become immediately and automatically vested and any restriction shall lapse.


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                                    Page 11

                           (10) Unless otherwise determined by the Committee at
                  or after the time of granting any Restricted Shares, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

                  (c) Minimum Value. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8.        DEFERRED SHARES.

                  (a) Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

                           The Committee may condition the grant of Deferred
                  Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine in its sole discretion.

                  (b) Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) The purchase price for Deferred Shares shall be
                  determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 8(b)(9), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(8), where applicable), stock certificates shall be delivered to the participant, or the participant's legal representative, for the Shares covered by the Deferred Share Award. The Deferral Period applicable to any Deferred Share Award shall not be less than six months and one day ("Minimum Deferral Period").

                           (2) Unless otherwise determined by the Committee at
                  grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at or after the time of the Award.



--------------------------------------------------------------------------------
                                    Page 12

                           (3) No Deferred Shares shall be transferable by a
                  participant other than by will or by the laws of descent and distribution or to a charitable organization as defined in
                  Section 501(c)(3) of the Code.

                           (4) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall become immediately and automatically vested and any restriction shall lapse.

                           (5) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall become immediately and automatically vested and any restriction shall lapse.

                           (6) Unless otherwise determined by the Committee at
                  or after the time of granting any Deferred Share Award, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

                           (7) Based on service, performance or such other
                  factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

                           (8) A participant may elect to further defer receipt
                  of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and the terms of this Section 8 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to completion of the Deferral Period for such Deferred Share Award (or such installment).

                           (9) Each such Award shall be confirmed by, and
                  subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

                  (c) Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.



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                                    Page 13

SECTION 9.        SHARE PURCHASE RIGHTS.

                  (a) Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in
                  Section 9(b). The Shares subject to the Share Purchase Rights may be purchased, as determined by the Committee at the time of grant:

                           (1) at the Fair Market Value of such Shares on the
                  date of grant; or

                           (2) at 85% of the Fair Market Value of such Shares on
                  the date of grant if the grant of Share Purchase Rights is made in lieu of cash compensation.

                  Subject to Section 9(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

                  Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.

                  (b) Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 10.       OTHER SHARE-BASED AWARDS.

                  (a) Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, dividend equivalent rights and Share Awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.

                  At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then value of the Shares or Other Share-Based Awards.

                  The provisions of Other Share-Based Awards need not be the same with respect to each participant.


--------------------------------------------------------------------------------
                                    Page 14

                  (b) Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Subject to the provisions of this Plan and the
                  Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day ("Minimum Holding Period").

                           (2) Subject to the provisions of this Plan and the
                  Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                           (3) Subject to the Minimum Holding Period, any Other
                  Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee in its sole discretion.

                           (4) In the event of the participant's Disability or
                  death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's death.

                           (5) Each Award shall be confirmed by, and subject to
                  the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

                           (6) Shares (including securities convertible into
                  Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

                           (7) In the event that any "derivative security," as
                  defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under
                  Section 16 of the Exchange Act, is awarded pursuant to this
                  Section 10 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.



--------------------------------------------------------------------------------
                                    Page 15

                  (c) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award.

                           (1) Terms And Conditions. In addition to the terms
                  and conditions set forth in Section 10(b), Dividend Equivalent Rights shall be subject to the following additional terms and conditions. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

                           (2) Interest Equivalents. Any Award under this Plan
                  that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                           (3) Termination of Employment. Except as may
                  otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a participant's rights in all Dividend Equivalent Rights or interest equivalents (other than any accrued but unpaid Dividend Equivalent Rights or interest equivalents) shall automatically terminate upon the participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, Normal Retirement or Early Retirement. Any accrued but unpaid Dividend Equivalent Rights or interest equivalents shall be paid by the Company within three months after the termination of the participant's employment with the Company or any Subsidiary or Affiliate.

SECTION 11.       FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS.

                  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.


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                                    Page 16

SECTION 12.       CHANGE IN CONTROL PROVISION.

                  (a) Impact of Event. In the event of: (i) a "Change in Control" as defined in Section 13(b) or (ii) a "Potential Change in Control" as defined in Section 13(c), the following acceleration and valuation provisions shall apply:

                           (1) Any Stock Options awarded under the Plan not
                  previously exercisable and vested shall become fully exercisable and vested;

                           (2) Any Share Appreciation Rights shall become
                  immediately exercisable;

                           (3) The restrictions applicable to any Restricted
                  Share Awards, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

                           (4) The value of all outstanding Awards, in each case
                  to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 13(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred:

         Notwithstanding the provisions of Sections 11(a)(l) through (3), the acceleration of exercisability or lapse of restrictions with respect to Awards granted to any Section 16 Participant which have been held by such participant for less than six months and one day as of the date that such Change in Control or Potential Change in Control is determined to have occurred must be approved by the Committee or the Board.

                  (b) Definition of Change in Control. For purposes of Section 13(a), a "Change in Control" means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

                  (c) Definition of Potential Change in Control. For purposes of
                  Section 13(a), a "Potential Change in Control" means the happening of any one of the following:

                           (1) The approval by the shareholders of the Company
                  of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 13(b); or

                           (2) The acquisition of beneficial ownership, directly
                  or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit


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                                    Page 17
                  plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 13, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

SECTION 13.       AMENDMENTS AND TERMINATION.

                  The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent. The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or that would materially increase the benefits accruing to participants under the Plan or the number of Shares subject to the Plan so long as such approval is required by law or regulation (including any applicable regulation of an exchange on which the Shares are traded).

                  The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent; nor shall any such amendment be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant's consent.

                  Subject to the above provisions, the Board shall have all necessary authority to amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 14.       UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

SECTION 15.       GENERAL PROVISIONS.

                  (a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.


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                                    Page 18

                  All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

                  (d) For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

                  (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing that Award or be approved by the Committee in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

                  (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

                  (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

                  (i) The provisions of Awards need not be the same with respect to each participant.

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                                    Page 19

SECTION 16.       SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

                  The Plan was adopted by the Board on February 28, 2002 and is subject to approval by a majority of the holders of the Company's outstanding Shares, in accordance with applicable law. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.

SECTION 17.       TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after February 28, 2012, but Awards granted prior to that date may extend beyond that date.



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                                    Page 20

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joan U. Allgood and William H. Schafer, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Developers Diversified Realty Corporation held of record by the undersigned on March 22, 2002, at the Annual Meeting of Shareholders to be held on May 15, 2002, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

         1. TO APPROVE THE 2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION EQUITY-BASED AWARD PLAN.

                  [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

         2.       TO FIX THE NUMBER OF DIRECTORS AT TEN.

                  [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

         3.       ELECTION OF DIRECTORS

                  [ ]  to vote FOR the election of        [ ] WITHHOLD AUTHORITY
                       each of the nominees for
                       Director listed below:
                  (except as marked to the contrary below)

                           Scott A. Wolstein, Albert T. Adams, Dean S. Adler,
                  Barry A. Sholem, David M. Jacobstein, Terrance R. Ahern, Robert H. Gidel, Bert L. Wolstein, Daniel B. Hurwitz and Victor B. MacFarlane (the election of Mr. Hurwitz is contingent on the approval of item 2 above).

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


         4. In their discretion, to vote upon such other business as may properly come before the meeting.


                                                     (Continued on reverse side)

(Continued from other side)



         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 AND 2 AND TO ELECT THE NOMINEES DESCRIBED IN ITEM 3 ABOVE.

         Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated April __, 2002, is hereby acknowledged.

                                    Dated                      , 2002


                                    ----------------------------------------

                                    ----------------------------------------

                                    Signature(s) of Shareholder(s)

                                    PLEASE SIGN AS YOUR NAME APPEARS HEREON. IF
                                    SHARES ARE HELD JOINTLY, ALL HOLDERS MUST
                                    SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE YOUR FULL TITLE. IF A CORPORATION,
                                    PLEASE SIGN IN FULL CORPORATE NAME BY
                                    PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                    BY AUTHORIZED PERSON.


                                   Proxy Card



                                       30